EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary (1)(2)(3)	State or Country of Organization
Beijing Kang Jie Kong International Cargo Agent Co., Ltd.	People's Republic of China
Certuspact, LLC	Washington
CV Miami, LLC (8)	Delaware
ECI Taiwan Co., Ltd.	Taiwan
EI Freight (U.S.A.), Inc.	Illinois
EIF SDN. BHD.	Malaysia
Expeditors (Bangladesh), Ltd.	Bangladesh
Expeditors (China) Co., Ltd.	People's Republic of China
Expeditors (Malaysia) Sdn. Bhd.	Malaysia
Expeditors (Portugal) Transitarios Internacionais Lda.	Portugal
Expeditors (Singapore) Private Limited	Singapore
Expeditors (Thailand) Ltd. (4)	Thailand
Expeditors Argentina S.A.	Argentina
Expeditors Assurance of Vermont, Inc.	Vermont
Expeditors Cambodia Ltd.	Cambodia
Expeditors Canada, Inc.	Canada
Expeditors Cargo Insurance Brokers, Inc.	Washington
Expeditors Chile Transportes Internacionales Limitada	Chile
Expeditors de Colombia Ltda.	Colombia
Expeditors Denmark ApS	Denmark
Expeditors Dominicana SAS	Dominican Republic
Expeditors International Forwarding and Clearing, LLC	United Arab Emirates
Expeditors Egypt S.A.E.	Egypt
Expeditors Finland Oy	Finland
Expeditors Guatemala S.A.	Guatemala
Expeditors Hong Kong Limited	Hong Kong
Expeditors Insurance Brokers (U.A.E.) LLC	United Arab Emirates
Expeditors International Bahrain (SPC)	Bahrain
Expeditors International Tasimacilik AS (5)	Turkey
Expeditors International (Hellas) A.E.	Greece
Expeditors International (India) Pvt. Ltd.	India
Expeditors International-Jordan	Jordan
Expeditors International (Kuwait) W.L.L. (6)	Kuwait
Expeditors International Norway AS	Norway
Expeditors International (NZ) Ltd.	New Zealand
Expeditors International (Puerto Rico) Inc.	Puerto Rico
Expeditors International (Switzerland) Sagl	Switzerland
Expeditors International (UK) Ltd.	United Kingdom
Expeditors International - Lebanon (s.a.l.) (5)	Lebanon
Expeditors International B.V.	Netherlands
Expeditors International CR s.r.o.	Czech Republic
Expeditors International Cargo Co. Ltd.	Saudi Arabia
Expeditors International de Mexico, S.A. de C.V.	Mexico
Expeditors International de Uruguay S.A.	Uruguay
Expeditors International do Brasil Ltda.	Brazil
Expeditors International España, S.A.	Spain
Expeditors International Forwarding and Clearing (Abu Dhabi) LLC	United Arab Emirates
Expeditors International France, SAS	France
Expeditors International GmbH	Germany

Expeditors International Hungary Kft	Hungary
Expeditors International Italia S.r.l.	Italy
Expeditors International N.V.	Belgium
Expeditors International Ocean, Inc.	Delaware
Expeditors International Pakistan Pvt. Ltd. (7)	Pakistan
Expeditors International Pty. Limited	Australia
Expeditors International Romania S.R.L.	Romania
Expeditors International SA (Proprietary) Limited	South Africa
Expeditors International Sverige AB	Sweden
Expeditors International Trading (Shanghai) Co., Ltd.	People's Republic of China
Expeditors Ireland Limited	Ireland
Expeditors Japan KK	Japan
Expeditors Korea Ltd.	South Korea
Expeditors LLC	Oman
Expeditors Madagascar Sarl	Madagascar
Expeditors Mar y Tierra S.A.	Costa Rica
Expeditors Peru S.A.C.	Peru
Expeditors Philippines, Inc.	Philippines
Expeditors Polska Sp. z o. o.	Poland
Expeditors Qatar LLC	Qatar
Expeditors Speditionsges.m.b.H	Austria
Expeditors TradeWin, LLC	Washington
P.T. Expeditors Indonesia	Indonesia

(1)
For purposes of this list, if the Company owns directly or indirectly a controlling interest in the voting securities of any entity or if the Company has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, the Company has 100% controlling interest in subsidiary operations. With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Company's ownership percentage.

(2)	Except as otherwise noted, each subsidiary does business in its own name and in the name of the Company.

(3)	The names of other subsidiaries have been omitted from the above list since, considered in the aggregate, they would not constitute a significant subsidiary.

(4)	Company has 99.5% controlling interest in subsidiary.

(5)	Company has 75% controlling interest in subsidiary.

(6)	Company has 61% controlling interest in subsidiary.

(7)	Company has 80% controlling interest in subsidiary.

(8)	Company has 50% controlling interest in subsidiary.